UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

ZENERGY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55771	20-8881686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5851 Legacy Circle, Suite 600

Plano, Texas 75024

(Address of principal executive offices) (zip code)

(469) 626-5275

(Registrant’s telephone number, including area code)

THE CHRON ORGANIZATION, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On November 30, 2017, Zenergy Brands, Inc. (the “Company”) received notification from the Financial Industry Regulatory Authority, Inc. (“FINRA”) that it completed processing of the Company’s application for approval of its name change and increase in authorized Class A common stock application previously disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on November 2, 2017.

As a result of the name change, the Company’s ticker symbol on the OTCQB will be changed to “ZNGY” and its CUSIP was changed to 98935X101 effective December 1, 2017.

Item 9.01 Financials Statements and Exhibits.

Description

3.4	Certificate of Correction to Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on October 19, 2017 (incorporated by reference to Exhibit A to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on November 2, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENERGY BRANDS, INC.

Dated: November 30, 2017	By:	/s/ Alex Rodriguez
Alex Rodriguez
President and Chief Executive Officer